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                                                                    Exhibit 23.4




                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 12, 2000 (except with respect to the matter discussed in Note 20, as to which the date is February 23, 2000) included in Skylands Financial Corporation's Form 10-KSB for the year ended December 31, 1999 and to all references to our Firm included in this registration statement on Form S-4.



                                 /s/ Arthur Andersen LLP


Roseland, New Jersey
May 19, 2000